Investor Contact:	David Morimoto	Media Contact:	Cedric Yamanaka
	SVP & Treasurer		VP & PR/Communications Manager
	(808) 544-0627		(808) 544-6898
	investor@centralpacificbank.com		cedric.yamanaka@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. TO RECEIVE $135 MILLLION THROUGH
U.S. TREASURY CAPITAL PURCHASE PROGRAM
Also Announces Memorandum of Understanding

HONOLULU, December 9, 2008– Central Pacific Financial Corp. (NYSE: CPF) (“Central Pacific”) today announced that it has received preliminary approval to participate in the U.S. Treasury Department’s Capital Purchase Program.  As a participant, Central Pacific plans to issue $135 million in senior preferred stock, with related warrants to purchase up to $20 million in common stock, to the U.S. Treasury.  The anticipated sale of the preferred stock and warrants is expected to close within 30 days and is contingent upon completion of standard closing documents.

“We are pleased to participate in the efforts of the U.S. Treasury Department to stabilize financial markets and support the safety and soundness of the nation’s financial institutions,” said Ronald K. Migita, Chairman, President and CEO.  “This capital will further strengthen the fundamentals of our bank and provide additional resources to support our commercial and retail customers here in Hawaii.”

Central Pacific also announced today that its subsidiary, Central Pacific Bank (the “Bank”), has entered into a Memorandum of Understanding (the “MOU”) with the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions (collectively, the “Regulators”).  The MOU requires, among other matters, for management to increase the Bank's leverage capital ratio to 9% within 120 days and to obtain approval of the Regulators for the payment of cash dividends by the Bank to Central Pacific.  CPF’s participation in the Capital Purchase Program will help the Bank to satisfy the capital requirements referenced in the MOU.

“Importantly, the MOU does not affect our day to day relationship with our customers,” said Migita.  “The Bank’s Board and management have been working on addressing and resolving the MOU issues.”

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is one of the largest financial institutions in Hawaii with more than $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 39 branches and more than 95 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; and volatility in the financial markets and uncertainties concerning the availability of debt or equity financing.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and subsequent Form 10-Q’s.  The Company does not update any of its forward-looking statements.

#####